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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 12, 2018, relating to the consolidated and combined financial statements of JBG SMITH Properties (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the historical financial results including certain corporate costs allocated by Vornado Realty Trust) appearing in the Annual Report on Form 10-K of JBG SMITH Properties for the year ended December 31, 2017, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
July 2, 2018

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM